                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            SUN COMMUNITIES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                                     N/A
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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
                              SUN COMMUNITIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1998




To the Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of Sun Communities, Inc. (the "Company") will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375, on Friday, June 5, 1998, at 11:00 a.m., local time, for the following purposes:

         (1) To elect two Directors to serve until the Annual Meeting of Shareholders to be held in 2001 or until their successors shall have been duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting.

         A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages.

         Only holders of Common Stock of record at the close of business on April 1, 1998, are entitled to notice of and to vote at the meeting or any adjournments.

         If you do not plan to attend the meeting and you wish to vote in accordance with the Board of Director's recommendations, it is not necessary to specify your choices; merely sign, date, and return the enclosed Proxy Card. If you attend the meeting, you may withdraw your Proxy and vote your own shares.

                                          By Order of the Board of Directors

                                          JEFFREY P. JORISSEN
                                          Secretary

Dated: April 17, 1998





          ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                              SUN COMMUNITIES, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 5, 1998

                            PROXIES AND SOLICITATIONS

         This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Sun Communities, Inc. ("Sun" or the "Company") to be used at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments. If received in time for the Annual Meeting, the shares represented by a valid proxy will be voted in accordance with the specifications, if any, contained in such executed proxy. If no instructions are given, proxies will be voted for all nominees for the Board. A proxy executed in the enclosed form may be revoked by the person signing it at any time before it is exercised. Proxies may be revoked by filing with the Secretary of the Company, any time prior to the time set for commencement of the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

         In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegram, by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses or other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of the Company's common stock (the "Common Stock") held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred in forwarding material. The Company anticipates that fees and expenses for the foregoing parties will not exceed $1,000. The costs of all proxy solicitation will be borne by the Company.

         The executive offices of the Company are located at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334. The approximate date of mailing of this Proxy Statement and the enclosed Proxy materials to the Company's shareholders is April 20, 1998.


                            TIME AND PLACE OF MEETING

         The Annual Meeting will be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375, on Friday, June 5, 1998, at 11:00 a.m., local time.

                                VOTING RIGHTS AND
                     PRINCIPAL HOLDERS OF VOTING SECURITIES

         Only shareholders of record at the close of business on April 1, 1998 are entitled to notice of and to vote at the Annual Meeting or at any adjournments. As of that date, the Company had 16,851,848 shares of Common Stock issued, outstanding and entitled to vote held by 1,675 holders of record. Each outstanding share entitles the record holder to one vote. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of shareholders entitled to vote a majority of the voting shares that are outstanding and entitled to vote will constitute a quorum.

         Information concerning principal holders of the Common Stock is discussed under "Security Ownership of Certain Beneficial Owners and Management."

                           INCORPORATION BY REFERENCE

         To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  ANNUAL REPORT

         Shareholders are concurrently being furnished with a copy of the Company's 1997 Annual Report which contains its audited financial statements as of December 31, 1997. In addition, copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (the "SEC"), will be sent to any shareholder, without charge, upon written request to Sun Communities Investor Services, 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334.

                    MATTERS TO COME BEFORE THE ANNUAL MEETING

         The only matter expected to be considered at the Annual Meeting is the election of two directors.

ELECTION OF DIRECTORS

         The only matter expected to be considered at the Annual Meeting will be the election of two directors. It is proposed that these positions be filled by persons nominated to the Board by management. Each director shall be elected by a plurality of the votes cast at the Annual Meeting. Therefore, if a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. Proxies will be tabulated by the Company's transfer agent. The Inspector of Elections appointed at the Annual Meeting will then combine the proxy votes with the votes cast at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term commencing on the date of the Annual Meeting and continuing until the Annual Meeting of Shareholders to be held in 2001 or until his successor is duly elected and qualified. In the absence of directions to the contrary, proxies will be voted in favor of the election of the two nominees listed below.

         If any of the nominees named below are unavailable to serve for any reason, then a valid proxy may be voted for the election of such other persons as the person or persons voting the proxy may deem advisable in accordance with their best judgment. Management has no present knowledge that any of the persons named will be unavailable to serve. In any event, the enclosed proxy can be voted for only the two nominees named in this Proxy Statement or their substitutes.

         THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

         The following list identifies each incumbent director and nominee for election to the Board at the Annual Meeting and describes each person's principal occupation for the past five years. Each of the directors has served continuously from the date of his election to the present time.


                        NAME                               AGE                           OFFICE
Milton M. Shiffman...............................          69        Chairman of the Board/Nominee
Gary A. Shiffman.................................          43        Chief Executive Officer, President and
                                                                     Director
Paul D. Lapides..................................          43        Director
Clunet R. Lewis..................................          51        Director/Nominee
Ronald L. Piasecki...............................          59        Director
Ted J. Simon.....................................          67        Director
Arthur A. Weiss..................................          49        Director

          MILTON M. SHIFFMAN is the Chairman of the Board, and has been an executive officer of Sun since its inception. In his 19 years of experience in the manufactured housing community industry, Mr. Shiffman has played an active role in the financing decisions and corporate structuring of the Company. Since 1964, he has also been involved in the development, acquisition, construction and operations of diverse real estate holdings including multi-family, community and regional shopping centers, nursing homes and various other commercial properties. Mr. Shiffman retired from medical practice in 1981 in order to devote his full time to real estate activities. He is also Chairman of the Board of Directors of Sun Home Services, Inc. ("Home Services"), Sun Management, Inc. ("Sun Management"), Sun QRS, Inc. ("Sun QRS") and Sun Florida QRS, Inc. ("Sun Florida QRS"). Mr. Shiffman is a director of Bingham Financial Services Corporation ("Bingham"), which is a specialized financial services company providing financing for manufactured homes. Bingham was initially formed as an affiliate of Sun but became publicly held in November 1997.

          GARY A. SHIFFMAN is the President and Chief Executive Officer, and has been an executive officer of Sun since its inception. He has been actively involved in the management, acquisition, construction and development of manufactured housing communities and has developed an extensive network of industry relationships over the past 14 years. He has overseen the land acquisition, rezoning, development and marketing of numerous manufactured home expansion projects. Mr. Shiffman is also the President and a director of Home Services, Sun Management, Sun QRS, Sun Florida QRS and Sun Water Oak Golf, Inc. ("Sun Golf"). Gary A. Shiffman is the son of Milton M. Shiffman. Mr. Shiffman is a Chairman of the Board and Secretary of Bingham.

          PAUL D. LAPIDES has been a director since December 1993. Mr. Lapides is Director of the Corporate Governance Center in the Coles College of Business at Kennesaw State University, where he is a professor of management. He is the author of numerous articles and books on real estate and management. Mr. Lapides is a consultant with BDO Seidman, LLP, an international accounting and consulting firm. His real estate experience includes managing a $3 billion national portfolio of income-producing real estate consisting of 42,000 multi-family units and 16 million square feet of commercial space.

          CLUNET R. LEWIS has been a director since December 1993. Since August, 1995, Mr. Lewis has been a director of Eltrax Systems, Inc. ("Eltrax"), a company that provides data networking products and services. Mr. Lewis currently serves as Secretary and General Counsel of Eltrax. From 1993 to September 1994, Mr. Lewis was the Executive Vice President of Military Communications Center, Inc., a company that provides long distance telecommunication services to military personnel. From 1973 to 1993, he practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation, which represents the Company in various matters.

          RONALD L. PIASECKI has been a director since May 1996, upon completion of the Company's acquisition of twenty-five manufactured housing communities (the "Aspen Properties") owned by affiliates of Aspen Enterprises, Ltd. ("Aspen"). Mr. Piasecki is the executive vice president and a director of Aspen, which he co-founded in 1973. Prior to the Company's acquisition of the Aspen Properties, Aspen was one of the largest privately-held developers and owners of manufactured housing communities in the U.S. Mr. Piasecki is a director of HGI Realty, Inc., a REIT that specializes in the ownership and operation of factory outlet centers, and Mr. Piasecki serves as chairman of the board of directors of Kurdziel Industries, Inc., the world's largest producer of counter weights for the material handling industry.

          TED J. SIMON has been a director since December 1993. Mr. Simon currently serves as Vice President-Real Estate (Midwest Group) of The Great Atlantic & Pacific Tea Company. Since 1981, Mr. Simon has served as Vice President-Real Estate and a director of Borman's Inc., a wholly owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. From 1976-1981, he was the President of Schostak Bros. & Co., a major, full service commercial/ industrial real estate company based in Michigan.

          ARTHUR A. WEISS has been a director since October 1996. Since 1976, Mr. Weiss has practiced law with the law firm of Jaffe, Raitt, Heuer & Weiss, Professional Corporation ("JRH&W"), which represents the Company in various matters. Mr. Weiss is currently a shareholder, director and Vice President of JRH&W. Mr. Weiss is also a director of Bingham.

          To the best of the Company's knowledge, there are no material proceedings to which any nominee is a party, or has a material interest, adverse to the Company. To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any nominee during the past five years.

          BOARD OF DIRECTORS AND COMMITTEES

          Pursuant to the terms of the Company's charter, the directors are divided into three classes. The class up for election at the Annual Meeting will hold office for a term expiring at the annual meeting of shareholders to be held in 2001. A second class will hold office for a term expiring at the annual meeting of shareholders to be held in 1999 and a third class will hold office for a term expiring at the annual meeting of shareholders to be held in 2000. Each director will hold office for the term to which he is elected and until his successor is duly elected and qualified. Milton M. Shiffman and Clunet R. Lewis have terms expiring at the Annual Meeting and are nominees for the class to hold office for a term expiring at the annual meeting of shareholders to be held in 2001. Gary A. Shiffman, Ronald L. Piasecki and Arthur A. Weiss have terms expiring in 1999 and Ted J. Simon and Paul D. Lapides have terms expiring in 2000. At each annual meeting of the shareholders of the Company, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         The Board met five (5) times during 1997 and took various actions pursuant to resolutions adopted by unanimous written consent. All directors attended at least 75% of the meetings of the Board and each committee on which they served.

         Several important functions of the Board may be performed by committees that are comprised of members of the Board. The Company's Bylaws authorize the formation of these committees and grant the Board the authority to prescribe the functions of each committee and the standards for membership of each committee. In addition, the Board appoints the members of each committee. The Board has four standing committees: an Audit Committee, a Compensation Committee, an Indemnification Committee and an Executive Committee.

         The Audit Committee was established to: (i) annually recommend a firm of independent public accountants to the Board to act as auditors of the Company; (ii) review the scope of the annual audit with the auditors in advance of the audit; (iii) generally review the results of the audit and the adequacy of the Company's accounting, financial and operating controls; (iv) review the Company's accounting and reporting principles, policies and practices; and (v) perform such other duties as may be delegated to it by the Board. The current members of the Audit Committee are Messrs. Paul D. Lapides, Clunet R. Lewis and Arthur A. Weiss. The Audit Committee held one (1) formal meeting during the fiscal year ended December 31, 1997.

         The Compensation Committee was established to: (i) review and modify the compensation (including salaries and bonuses) of the Company's officers as initially set by the Company's President; (ii) administer the Company's Amended and Restated 1993 Stock Option Plan (the "Employee Option Plan"); and (iii) perform such other duties as may be delegated to it by the Board. The current members of the Compensation Committee are Messrs. Ted J. Simon and Ronald L. Piasecki. During the fiscal year ended December 31, 1997, the Compensation Committee held three (3) formal meetings and took various actions pursuant to resolutions adopted by unanimous written consent. See "Report of the Compensation Committee on Executive Compensation".

          The Indemnification Committee was established to: (i) perform such duties as provided in Article XII of the Company's Bylaws; and (ii) perform such other duties as may be delegated to it by the Board. The current members of the Indemnification Committee are Messrs. Ted J. Simon and Clunet R. Lewis. The Indemnification Committee was formed on April 1, 1995 and did not hold any meetings in 1997.

          The Executive Committee was established to generally manage the day-to-day business and affairs of the Company between regular Board meetings. In no event may the Executive Committee, without the prior approval of the Board acting as a whole: (i) recommend to the shareholders an amendment to the Company's Charter; (ii) amend the Company's Bylaws; (iii) adopt an agreement of merger or consolidation; (iv) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (v) recommend to the shareholders a dissolution of the Company or a revocation of a dissolution; (vi) fill vacancies on the Board; (vii) fix compensation of the directors for serving on the Board or on a committee of the Board; (viii) declare dividends or authorize the issuance of the Company's stock; (ix) approve or take any action with respect to any related party transaction involving the Company; or (x) take any other action which is forbidden by the Company's Bylaws. All actions taken by the Executive Committee must be promptly reported to the Board as a whole and are subject to ratification, revision and alteration by the Board, except that no rights of third persons created in reliance on authorized acts of the Executive Committee can be affected by any such revision or alteration. The current members of the Executive Committee are Messrs. Milton
M. Shiffman, Gary A. Shiffman and Ted J. Simon. The Executive Committee did not hold any formal meetings during the fiscal year ended December 31, 1997 but did take various actions pursuant to resolutions adopted by unanimous written consent.

          The Board does not have a standing committee responsible for nominating individuals to become directors. The entire Board performs the function of such a committee.


                           MANAGEMENT AND COMPENSATION

EXECUTIVE OFFICERS

          The persons listed below are the current executive officers of the Company. Each is annually appointed by, and serves at the pleasure of, the Board.


                        NAME                               AGE                           OFFICE
Milton M. Shiffman...............................          69        Chairman of the Board of Directors
Gary A. Shiffman.................................          43        Chief Executive Officer and President
Jeffrey P. Jorissen..............................          53        Senior Vice President, Treasurer, Chief
                                                                     Financial Officer and Secretary
Brian W. Fannon..................................          49        Senior Vice President and Chief Operating
                                                                     Officer
Jonathan M. Colman...............................          42        Senior Vice President - Acquisitions


          Background information for Milton M. Shiffman and Gary A. Shiffman is provided under "Election of Directors," above. Background information for the other three executive officers is set forth below.

          JEFFREY P. JORISSEN has been Chief Financial Officer and Secretary since August 1993, and Senior Vice President and Treasurer since December 1993. As a certified public accountant, he was with the international accounting firm of Coopers & Lybrand for sixteen years, including eight years as a partner. During his tenure at Coopers & Lybrand, Mr. Jorissen specialized in real estate and directed financial statement examinations of numerous public companies. Mr. Jorissen is also the Chief Financial Officer and Secretary of Home Services, Sun Management, Sun QRS and Sun Florida QRS, and Mr. Jorissen is also the Secretary and

Treasurer of Sun Golf. Mr. Jorissen is a director and the President, Chief Executive Officer and Chief Financial Officer of Bingham.

          BRIAN W. FANNON joined the Company in May 1994 as Senior Vice President-Operations and became Chief Operating Officer in 1995. Prior to joining the Company, he worked for Lautrec, Ltd., then the largest manufactured housing community owner-operator in the United States, where he was responsible for operations comprising 25,000 sites and 300 employees, and Quality Homes, Inc., its sales and marketing division. He joined that organization in 1978 as a regional manager and became President in 1986. Mr. Fannon was appointed by Governor Milliken to the Michigan Mobile Home Commission in 1977, the year of its inception. Subsequent appointments by Governors Blanchard and Engler have enabled Mr. Fannon to serve on such commission, including serving as its chairman from 1986 to 1994. Mr. Fannon is also the Vice President-Operations of Sun Golf.

          JONATHAN M. COLMAN joined the Company in 1994 as Vice President-Acquisitions and became a Senior Vice President in 1995. A certified public accountant, Mr. Colman has over fifteen years of experience in the manufactured housing community industry. He has been involved in the acquisition, financing and management of over 75 manufactured housing communities for two of the 10 largest manufactured housing community owners, including Uniprop, Inc. during its syndication of over $90 million in public limited partnerships in the late 1980s. Mr. Colman is also the Vice President of Sun Golf.

          To the best of the Company's knowledge, there have been no events under any bankruptcy act, no criminal proceedings and no judgments or injunctions that are material to the evaluation of the ability or integrity of any executive officer during the past five years.

EXECUTIVE COMPENSATION

          The following table sets forth all compensation paid to the Chief Executive Officer and each executive officer whose remuneration from the Company exceeded $100,000 during the fiscal year ended December 31, 1997.


                                            SUMMARY COMPENSATION TABLE
                                                    ANNUAL                      LONG TERM
                                                  COMPENSATION                COMPENSATION
                                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR   SALARY($)     BONUS($)       OPTIONS(#)        COMPENSATION($)
---------------------------                ----   ---------     --------       ----------        ---------------
Gary A. Shiffman,                          1997      $250,000     $175,000             0            $17,588(1)
Chief Executive Officer and President....  1996      $210,000      $50,000       300,000                     0
                                           1995      $200,000            0       305,430           $177,319(2)

Jeffrey P. Jorissen,                       1997      $190,000      $95,000             0            $11,702(1)
Senior Vice President, Treasurer, Chief    1996      $160,125      $35,000        37,500                     0
Financial Officer and                      1995      $149,800      $15,000        35,000                     0
Secretary................................

Brian W. Fannon,                           1997      $250,000     $150,000             0                     0
Senior Vice President and Chief Operating  1996      $160,225      $50,000        15,000                     0
Officer..................................  1995      $133,275      $15,000             0                     0


Jonathan M. Colman,                        1997      $112,000      $45,000             0                     0
Senior Vice President-Acquisitions.......  1996      $105,000      $12,000        12,500                     0
                                           1995      $100,000      $10,000             0                     0

-----------------------
(1)      Distribution from Sun Home Services, Inc.

(2) On May 11, 1995, the Company issued 94,570 shares of Common Stock to Mr. Gary Shiffman in consideration for promissory notes aggregating $2,045,076, or $21.625 per share (the "Consideration"). The Consideration was based on the average of the closing sales prices of the Common Stock as quoted on the New York Stock Exchange for the ten
         (10) business day period immediately preceding and including May 4, 1995, which was the date that the proposed transaction with Mr. Gary Shiffman was presented to and approved by the Company's Board of Directors. However, in accordance with the rules and regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is required to report the difference between the Consideration (i.e., $21.625 per share) and the fair market value of the Common Stock on the date of issuance (i.e., $23.50 per share) as "Other Compensation" in the Summary Compensation Table.

                       AGGREGATED OPTION/SAR EXERCISES AND
                     FISCAL YEAR-END OPTION/SAR VALUES TABLE


====================================================================================================================================


                                                                       NO. OF UNEXERCISED
                                                                         OPTIONS/SARS AT                VALUE OF UNEXERCISED
                                                                         FISCAL YEAR-END            IN-THE-MONEY OPTIONS/SARS AT
                                                                                                         FISCAL YEAR-END(1)
                                                                 -------------------------------------------------------------------





                              SHARES ACQUIRED
                               ON EXERCISE            VALUE                             NOT                               NOT
            NAME                 IN 1997            RECEIVED        EXERCISABLE      EXERCISABLE     EXERCISABLE      EXERCISABLE
----------------------------- ----------------- ---------------- ---------------- --------------- ---------------- -----------------
Gary A. Shiffman(2)                   0               N/A                183,332         166,668       $1,803,739        $1,900,121
----------------------------- ----------------- ---------------- ---------------- --------------- ---------------- -----------------

Jeffrey P. Jorissen(3)                0               N/A                 80,000          12,500       $1,005,438           $99,438
----------------------------- ----------------- ---------------- ---------------- --------------- ---------------- -----------------

Brian W. Fannon(4)                    0               N/A                 54,999           5,001         $688,596           $41,967
----------------------------- ----------------- ---------------- ---------------- --------------- ---------------- -----------------

Jonathan M. Colman(5)                 0               N/A                 28,333           4,167         $337,768           $34,513
----------------------------- ----------------- ---------------- ---------------- --------------- ---------------- -----------------

(1) Assumes a value equal to the difference between the closing sales price on December 31, 1997, which was $35.9375 per share, and the exercise price of in-the-money options.

(2) Includes: (a) 50,000 stock options granted December 21, 1993 pursuant to the Employee Option Plan with an exercise price of $20.00 per share, which options must be exercised by December 21, 2003; (b) 25,000 stock options granted March 11, 1996 pursuant to the Employee Option Plan with an exercise price of $26.625 per share, which options must be exercised by March 11, 2006; and (c) 275,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006.

(3) Includes: (a) 20,000 stock options granted December 1, 1993 pursuant to the Employee Option Plan with an exercise price of $20.00 per share, which options must be exercised by December 1, 2003; (b) 35,000 stock options granted May 23, 1995 pursuant to the Employee Option Plan with an exercise price of $22.00 per share, which options must be exercised by May 23, 2005; (c) 15,000 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; and
         (d) 22,500 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006.

(4) Includes: (a) 45,000 stock options granted July 18, 1994 pursuant to the Employee Option Plan with an exercise price of $22.50 per share, which options must be exercised by July 18, 2004; (b) 10,000 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; and (c) 5,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006.

(5) Includes: (a) 20,000 stock options granted July 18, 1994 pursuant to the Employee Option Plan with an exercise price of $22.50 per share, which options must be exercised by July 18, 2004; (b) 7,500 stock options granted February 26, 1996 pursuant to the Employee Option Plan with an exercise price of $27.00 per share, which options must be exercised by February 26, 2006; and (c) 5,000 stock options granted October 28, 1996 pursuant to the Employee Option Plan with an exercise price of $28.6375 per share, which options must be exercised by October 28, 2006.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

          Policy of Executive Officer Compensation

          The executive compensation program is administered by the Compensation Committee of the Board (the "Committee") which is comprised of Non-Employee Directors, Messrs. Ted J. Simon and Ronald L. Piasecki. The program supports the Company's commitment to providing superior shareholder value. It is designed to attract and retain high-quality executives, to encourage them to make career commitments to the Company, and to accomplish the Company's short and long term objectives. The Committee attempts to structure a compensation program for the Company that will reward its top executives with bonuses and stock and option awards upon attainment of specified goals and objectives while striving to maintain salaries at reasonably competitive levels. The Committee reviews the compensation (including salaries, bonuses and stock options) of the Company's officers and performs such other duties as may be delegated to it by the Board. The Committee held three (3) formal meetings during the fiscal year ended December 31, 1997 and took various actions pursuant to resolutions adopted by unanimous written consent.

          In reviewing the compensation to be paid to the Company's executive officers during the fiscal year ended December 31, 1997, the Committee sought to ensure that executive officers were rewarded for long term strategic management, for increasing the Company's value for its shareholders, and for achieving internal goals established by the Board.

          The key components of executive officer compensation are salary, bonuses and stock option awards. Salary is generally based on factors such as an individual officer's level of responsibility, prior years' compensation, comparison to compensation of other officers in the Company, and compensation provided at competitive companies and companies of similar size. Bonuses and stock option awards are intended to reward exceptional performances. Benchmarks for determining base salary and bonus levels include targeted funds from operations levels, strength of the balance sheet and creation of shareholder value. Stock option awards are also intended to increase an officer's interest in the Company's long-term success as measured by the market and book value of its Common Stock. Stock awards may be granted to officers and directors of the Company and its subsidiaries and to certain employees who have managerial or supervisory responsibilities under the Employee Option Plan. Stock awards may be stock options, stock appreciation rights, restricted share rights or any variation thereof. Four executive officers and forty key employees received stock options under the Employee Option Plan in January 1998 for services rendered during the fiscal year ended December 31, 1997.

          CEO Compensation

          During the fiscal year ended December 31, 1997, Gary A. Shiffman served in the capacity of Chief Executive Officer of the Company. Under Mr. Shiffman's leadership, the Company's net income before extraordinary item and minority interest increased by more than 27% in 1997 as compared to 1996, and the Company continued its growth by acquiring an additional 12 manufactured housing communities in 1997. See "Shareholder Return Performance Presentation."

          As of December 31, 1996, the Company entered into an employment agreement with Mr. Shiffman which governed the salary and bonus paid to Mr. Shiffman during the fiscal year ended December 31, 1997. Pursuant to this employment agreement, Mr. Shiffman was paid a salary of $250,000 and received incentive compensation of $175,000 on the basis of the Company's performance. No stock options were granted to Mr. Shiffman under the Employee Option Plan during 1997 but, in January 1998, Mr. Shiffman received options to purchase 25,000 shares of Common Stock for services rendered in 1997. Based upon market studies of pay levels for chief executive officers of publicly traded REITs (conducted by the National Association of Real Estate Investment Trusts), the Committee believes that Mr. Shiffman's total compensation in 1997 was competitive with the appropriate level for his position, particularly in view of his performance. See "Certain Transactions."

                             Respectfully submitted,
                                  Ted J. Simon
                               Ronald L. Piasecki

EMPLOYMENT AGREEMENTS

          Gary A. Shiffman

          The Company has entered into an employment agreement with Gary A. Shiffman pursuant to which Mr. Shiffman serves as Chief Executive Officer and President of the Company. Mr. Shiffman's employment agreement is for an initial term of five years ending December 31, 2001. Pursuant to his employment agreement, Mr. Shiffman will be paid a base salary of $250,000 in 1997 and a base salary of $350,000 for each year thereafter, which shall be increased by an annual cost of living adjustment beginning with calendar year 1999. In addition to his base salary and in accordance with the terms of his employment agreement, Mr. Shiffman is entitled to incentive compensation of up to 50% of his then base salary in accordance with the incentive compensation formula set forth in the employment agreement. A copy of Mr. Shiffman's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

          The non-competition clauses of Mr. Shiffman's employment agreement preclude him from engaging, directly or indirectly: (a) in the real estate business or any ancillary business of the Company during the period he is employed by the Company; and (b) in the manufactured housing community business or any ancillary business of the Company for a period of eighteen months following the period he is employed by the Company. However, Mr. Shiffman's employment agreement does allow him to make passive investments relating to real estate in general or the housing industry in particular (other than in manufactured housing communities) during the period he is employed by the Company.

          Jeffrey P. Jorissen

          The Company has entered into an employment agreement with Jeffrey P. Jorissen pursuant to which Mr. Jorissen serves as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Jorissen's employment agreement is for an initial term of three years ending December 31, 1998. Pursuant to his employment agreement, Mr. Jorissen must devote his entire productive time, ability and attention to the Company and, in consideration for his services, Mr. Jorissen will be paid an annual base salary of $190,000 which will be increased by five percent per year. In addition to this base salary, Mr. Jorissen is entitled to an annual bonus (which bonus will not exceed 50% of Mr. Jorissen's then annual base salary) in accordance with the terms of an executive bonus plan to be agreed upon by the Company and Mr. Jorissen. A copy of Mr. Jorissen's employment agreement is attached as an exhibit to the Company's periodic filings under the Exchange Act.

          The non-competition clauses of Mr. Jorissen's employment agreement preclude him from engaging, directly or indirectly, in the real estate business or any ancillary business of the Company during the period he is employed by the Company and for a period of eighteen months thereafter.

OUTSIDE DIRECTOR COMPENSATION

          Directors who are not employees of the Company are entitled to an annual retainer fee of $12,000, payable $3,000 per calendar quarter, plus a $1,000 fee for each quarterly meeting of the Board. For services during the fiscal year ended December 31, 1997, Ted J. Simon, Paul D. Lapides and Clunet R. Lewis each earned directors' fees of $16,000 and Ronald L. Piasecki earned director's fees of $15,000. Although Arthur A. Weiss earned director's fees of $16,000 for services during the fiscal year ended December 31, 1997, he declined such fees.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

          Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Stock against the cumulative total return of a broad market index composed of all issuers listed on the New York Stock Exchange and an industry index composed of 212 publicly traded real estate investment trusts, for the period commencing on December 9, 1993 (the date of the Company's initial public offering) and ending on December 31, 1997. This line graph assumes a $100 investment on December 9, 1993, a reinvestment of dividends and actual increase of the market value of the Company's Common Stock relative to an initial investment of $100. The comparisons in this table are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                                 [LINE GRAPH]



                              12/09/93        12/31/93       12/31/94       12/31/95          12/31/96      12/31/97
                              --------        --------       --------       --------          --------      --------
Sun Communities, Inc.           100.00           99.76         120.56         149.33            208.83        229.91
REIT Industry Index             100.00          100.08         100.92         118.53            158.47        186.71
NYSE Market Index               100.00          102.97         100.97         130.92            157.70        207.48

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's capital stock to file reports of ownership and changes of ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Company believes, that during the year ended December 31, 1997, its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock have complied with all filing requirements applicable to them.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 31, 1998, the shareholdings of: (a) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Common Stock; (b) each director of the Company; (c) each executive officer listed in the Summary Compensation Table; and (d) all executive officers and directors of the Company as a group, based upon information available to the Company.



                                                               AMOUNT AND NATURE OF         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP      OUTSTANDING SHARES(1)
------------------------------------                           --------------------      ------------------
Milton M. Shiffman                                                      542,634 (2)                      3.19%
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Gary A. Shiffman                                                        917,033 (3)                      5.34%
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Jeffrey P. Jorissen                                                     110,284 (4)                          *
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Brian W. Fannon                                                          67,718 (5)                          *
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Jonathan M. Colman                                                       38,333 (6)                          *
31700 Middlebelt Road
Suite 145
Farmington Hills, Michigan 48334

Ted J. Simon                                                              4,500 (7)                          *
18718 Borman Avenue
Detroit, Michigan 48232

Paul D. Lapides                                                           5,000 (8)                          *
1000 Chastain Road
Kennesaw, Georgia 30144

Clunet R. Lewis                                                           5,500 (9)                          *
2000 Town Center
Suite 690
Southfield, Michigan 48075

NAME AND ADDRESS OF                                                AMOUNT AND NATURE OF               PERCENT OF
 BENEFICIAL OWNER                                                  BENEFICIAL OWNERSHIP           OUTSTANDING SHARES(1)
-------------------                                                --------------------           ------------------
Ronald L. Piasecki                                                      35,928 (10)                          *
5000 Hakes Street
Muskegon, Michigan 49441

Arthur A. Weiss                                                            833 (11)                          *
One Woodward Avenue
Suite 2400
Detroit, Michigan 48226

Cohen & Steers Capital Management, Inc.(12)                               1,737,900                     10.31%
757 Third Avenue
New York, New York 10017
LaSalle Advisors Capital Management, Inc. (13)                            1,241,800                      7.37%
200 East Randolph Drive
Chicago, Illinois 60601

European Investors Inc. (14)                                                881,800                      5.23%

FMR Corp. (15)                                                              866,200                      5.14%
82 Devonshire Street
Boston, Massachusetts 02109

All current executive officers and directors as a                     1,727,763(16)                      9.84%
group (11 persons)


*        Less than one percent (1%) of the outstanding shares.

(1) In accordance with SEC regulations, the percentage calculations are based on 16,851,848 shares of Common Stock issued and outstanding as of March 31, 1998 plus shares of Common Stock which may be acquired pursuant to options exercisable, or limited partnership interests in the Operating Partnership ("Common OP Units") that are convertible into Common Stock, within sixty days of March 31, 1998 by each individual or group listed.

(2) Includes 141,794 Common OP Units convertible into shares of Common Stock and 1,999 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998. Does not include shares or Common OP Units held by other family members as to which beneficial ownership is disclaimed.

(3) Includes 127,794 Common OP Units convertible into shares of Common Stock and 199,999 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998. Does not include shares or Common OP Units held by other family members as to which beneficial ownership is disclaimed.

(4) Includes 91,666 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998. Does not include shares held by other family members as to which beneficial ownership is disclaimed.

(5) Includes 59,999 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(6) Includes 33,333 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(7) Includes 2,500 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(8) Includes 2,000 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(9) Includes 3,500 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(10) Includes 13,889 Common OP Units convertible into shares of Common Stock held by Aspen Group, a Michigan co-partnership, which are attributable to Mr. Piasecki because of his 25% general partnership interest in Aspen Group. Includes 20,986 Common OP Units convertible into shares of Common Stock held by Aspen Group-KC, a Michigan co-partnership, which are attributable to Mr. Piasecki because of his 25% general partnership interest in Aspen Group-KC. Includes 833 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(11) Includes 833 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

(12) According to the Schedule 13G filed with the SEC for calendar year 1997, Cohen & Steers Capital Management, Inc. has sole voting power of 1,498,300 shares of Common Stock and sole dispositive power of 1,737,900 shares of Common Stock.

(13) According to the Schedule 13G filed with the SEC for calendar year 1997, this ownership includes shares held by LaSalle Advisors Capital Management, Inc. ("LaSalle") and ABKB/LaSalle Securities Limited Partnership ("ABKB"), which is a Maryland limited partnership, the limited partner of which is LaSalle and the general partner of which is ABKB/LaSalle Securities, Inc., a Maryland corporation, the sole stockholder of which is LaSalle. LaSalle and ABKB, each registered investment advisors, have different advisory clients. According to the
         Schedule 13G filed by this group, (a) LaSalle has the: (i) sole power to vote or direct the vote of 196,850 shares of Common Stock,(ii) shared power to vote or to direct the vote of 198,100 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 196,850 shares of Common Stock, and (iv) shared power to dispose or to direct the disposition of 198,000 shares of Common Stock; and (b) ABKB has the: (i) sole power to vote or direct the vote of 202,200 shares of Common Stock, (ii) shared power to vote or to direct the vote of 611,895 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 202,200 shares of Common Stock; and (iv) shared power to dispose or to direct the disposition of 644,750 shares of Common Stock.

(14) According to the Schedule 13G filed with the SEC for calendar year 1997, (a) European Investors Inc. has: (i) the sole power to vote or direct the vote of 169,300 shares of Common Stock, (ii) shared power to vote or to direct the vote of 191,000 shares of Common Stock, (iii) sole power to dispose or to direct the disposition of 182,900 shares of Common Stock, and (iv) shared power to dispose or to direct the disposition of 177,400 shares of Common Stock; and (b) EII Realty Securities Inc., a wholly-owned subsidiary of European Investors Inc., has the sole power to vote or direct the vote of 739,700 shares of Common Stock and shared power to dispose or to direct the disposition of 881,800 shares of Common Stock. Such Schedule 13G did not include a business address for European Investors Inc.

(15) According to the Schedule 13G filed with the SEC for calendar year 1997 by FMR Corp., a parent holding company filed on behalf of itself and Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment advisor ("Fidelity Management"); Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank; Edward C. Johnson 3rd in his individual capacity and as a predominant shareholder of FMR Corp.; and Abigail Johnson in her individual capacity and as a predominant shareholder of FMR Corp. Fidelity Management reports that it is the beneficial owner of 738,100 shares of Common Stock and FMR Corp. and Mr. Johnson report that they have sole dispositive power with respect to such 738,100 shares of Common Stock. Fidelity Management Trust Company reports that it is the beneficial owner of 128,100 shares of Common Stock and FMR Corp. and Mr. Johnson report that they have sole voting and dispositive power with respect to such 128,100 shares of Common Stock.

(16) Includes 304,463 Common OP Units convertible into shares of Common Stock and 396,662 shares of Common Stock which may be acquired pursuant to options exercisable within sixty days of March 31, 1998.

                              CERTAIN TRANSACTIONS

          During 1997, the law firm of Jaffe, Raitt, Heuer & Weiss, P.C. acted as general counsel to the Company and represented the Company in various matters. Arthur A. Weiss, a director of the Company, is a shareholder of such firm.

          In 1995, the Company issued Mr. Gary A. Shiffman, the Company's Chief Executive Officer and President, 400,000 shares of Common Stock for $8,650,000 (the "Purchase Price"). The Purchase Price is evidenced by three (3) separate 10-year promissory notes that bear interest at a rate equal to six months' LIBOR plus 175 basis points, with a maximum interest rate of 9% per annum and a minimum interest rate of 6% per annum (the "Promissory Notes"). Two of the Promissory Notes are secured by shares of Common Stock (the "Secured Shares") and/or OP Units (the "Secured Units") and the last Promissory Note is unsecured but fully recourse to Mr. Shiffman. Mr. Shiffman's personal liability on the secured Promissory Notes is limited to all accrued interest on such notes plus fifty percent (50%) of the deficiency, if any, after application of the proceeds from the sale of the Secured Shares and/or the Secured Units to the then outstanding principal balance of the Promissory Notes. The Promissory Notes provide for quarterly interest only payments and provide that all cash distributions and dividends paid to Mr. Gary Shiffman on the Secured Shares and the Secured Units (the "Distributions") will first be applied toward the accrued and unpaid interest under the Promissory Notes and sixty percent (60%) of the remainder of the Distributions, if any, will be applied toward the outstanding principal balance of the Promissory Notes.

          In April 1997, the Operating Partnership loaned Mr. Shiffman an additional $2,600,391 on terms substantially identical to the terms of the other loan to Mr. Shiffman, as described above, and such loan is secured by 80,000 shares of Common Stock (the promissory notes evidencing this loan, together with the Promissory Notes, are hereinafter referred to as the "Shiffman Notes"). The largest aggregate indebtedness outstanding under the Shiffman Notes since January 1, 1997 was $11,629,458. As of March 1, 1998, the amount outstanding under the Shiffman Notes was approximately $11,382,728. Copies of the Shiffman Notes have been filed as exhibits to the Company's periodic filings under the Exchange Act.

          On April 8, 1996, the Company completed a $122.8 million public offering of 4.7 million shares of its Common Stock (the "Equity Offering"). Jeffrey P. Jorissen, the Company's Senior Vice President, Treasurer, Chief Financial Officer and Secretary, Brian W. Fannon, the Company's Senior Vice President and Chief Operating Officer, and Jonathan M. Colman, the Company's Senior Vice President - Acquisitions, collectively, purchased 20,000 shares of Common Stock in the Equity Offering at the public offering price of $26.125 per share. Such purchases in the Equity Offering were financed with loans from the Operating Partnership on terms substantially identical to the terms of the Operating Partnership's loan to Mr. Gary Shiffman described above. The largest aggregate indebtedness outstanding under Mr. Jorissen's promissory notes to the Operating Partnership, Mr. Fannon's promissory notes to the Operating Partnership and Mr. Colman's promissory notes to the Operating Partnership since January 1, 1997 were $267,431, $158,730 and $105,820, respectively. As of March 1, 1998, the total amounts outstanding under Mr. Jorissen's promissory notes to the Operating Partnership, Mr. Fannon's promissory notes to the Operating Partnership and Mr. Colman's promissory notes to the Operating Partnership were approximately $264,431, $158,658 and $105,772, respectively.

                               GENERAL INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

          The Board selected Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ended December 31, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. It is expected that Coopers & Lybrand L.L.P. will also serve the Company in the same capacity during the fiscal year ending December 31, 1998.

SHAREHOLDERS' PROPOSALS

          Any and all shareholder proposals for inclusion in the proxy materials for the Company's next Annual Meeting of Shareholders must comply with the rules and regulations promulgated under the Exchange Act and must be received by the Company, at its offices at 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334, not later than December 18, 1998. Such proposals should be addressed to the Company's Secretary.

          The Company's Bylaws also contain certain provisions which affect shareholder proposals. The Company's Bylaws provide that: (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Directors, or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders, and nominations of persons for election to the Board of Directors may be made only (i) by the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

OTHER MATTERS

          Management knows of no matters which will be presented for consideration at the Annual Meeting other than those stated in the Notice of Meeting. However, if any other matters do properly come before the Annual Meeting, the person or persons named in the accompanying proxy form will vote the proxy in accordance with their best judgment regarding such matters, including the election of a director or directors other than those named in this Proxy Statement should an emergency or unexpected occurrence make the use of such discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

          Shareholders are requested to date, sign and return the enclosed proxy in the enclosed postage-paid envelope. So that the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting may be assured, prompt execution and return of the proxy is requested.


                                             By Order of the Board of Directors


                                             JEFFREY P. JORISSEN
                                             Secretary

Dated: April 17, 1998

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                                                   With-       For All
1.  Election of Directors.                 For     hold        Except
                                           / /     / /         / /

    MILTON M. SHIFFMAN AND CLUNET R. LEWIS

2. THE ABOVE-APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON ALL MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING AND SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING IN ACCORDANCE WITH THEIR BEST JUDGMENT.

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THAT NOMINEES NAME. YOUR SHARES SHALL BE VOTED FOR THE REMAINING NOMINEES.

RECORD DATE SHARES:





Please be sure to sign and date this Proxy.         Date
                                                        ----------------------

Shareholder sign here                       Co-owner sign here
                     ----------------------                   ------------------
Mark box at right if comments or address change have been noted on the    [  ]
reverse side of this card.


DETACH CARD
                            SUN COMMUNITIES, INC.


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your rights to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Sun Communities, Inc.

                            SUN COMMUNITIES, INC.
                       31700 MIDDLEBELT ROAD, SUITE 145
                       FARMINGTON HILLS, MICHIGAN 48334


                     SOLICITED BY THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 5, 1998.


The undersigned hereby appoints Milton M. Shiffman and Gary A. Shiffman, or either of them, as attorneys and proxies of the undersigned shareholder, with full power of substitution, to vote on behalf of the undersigned and in his or her name and stead, all shares of the common stock of Sun Communities, Inc., (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held at the Novi Hilton, 21111 Haggerty Road, Novi, Michigan 48375 on Friday, June 5, 1998, and at any adjournments thereof.

The undersigned shareholder acknowledges receipt of the notice of Annual Meeting and Proxy Statement dated April 17, 1998.

The giving of this Proxy does not affect the right of the undersigned shareholder to vote in person should the undersigned shareholder attend the Annual Meeting. This Proxy may be revoked at any time before it is voted.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------------                --------------------------------

--------------------------------                --------------------------------

--------------------------------                --------------------------------